UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 3, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph D. Hill, currently Chief Financial Officer of Metabolix, Inc. (the “Company”), will leave the Company effective December 3, 2014, as part of an organizational restructuring and reduction in force implemented by the Company.  The restructuring was undertaken in connection with a broader program to narrow the Company’s focus and reduce operating costs.  In aligning the scope of its operations with its current business focus on PHA biopolymers, the Company has sold its German operations, restructured its U.S. organization and begun implementing plans to spin out its crops program. The Company has no immediate plans to seek a replacement for Mr. Hill as Chief Financial Officer.

The Company’s Board of Directors has appointed Charles B. Haaser, currently the Company’s Corporate Controller, to the position of Chief Accounting Officer effective November 3, 2014.  Mr. Haaser will act as principal financial officer and principal accounting officer of the Company.

Mr. Haaser, age 58, has more than thirty years of experience in accounting and finance, primarily working for publicly traded U.S. companies.  He has been with us since 2008 as our Corporate Controller.  Before joining Metabolix, Mr. Haaser was the Corporate Controller of Indevus Pharmaceuticals, Inc. from 2006 to 2008.  He was the Corporate Controller and Principal Accounting Officer at ABIOMED, Inc. from 1998 to 2006 and additionally served as ABIOMED’s Acting Chief Financial Officer from 2003 to 2006.  From 1997 to 1998 Mr. Haaser was controller for Technical Communications Corporation and from 1986 to 1997 was the director of Finance at ISI Systems, Inc.  From 1984 to 1986 Mr. Haaser was an auditor in the commercial audit division of Price Waterhouse LLP (now PricewaterhouseCoopers LLP).  Mr. Haaser received a bachelor’s degree in business administration (finance) from the University of Notre Dame, an MBA from Northeastern University and a Masters of Science in Taxation from Bentley University.  Mr. Haaser became a Certified Public Accountant in 1997.

In connection with the increase in Mr. Haaser’s responsibilities, the Company will increase his base salary to $205,000 per year and grant him a stock option under the Company’s 2014 Stock Option and Incentive Plan (the “Plan”) for the purchase of 15,000 shares of common stock of the Company at an exercise price equal to the Fair Market Value (as defined in the Plan) of the Company’s common stock on the date of grant, vesting in 16 equal quarterly installments over a period of four years from the date of commencement of his new role.  Mr. Haaser will be eligible to receive an annual performance bonus depending on the Compensation Committee’s assessment of achievement of individual and Company goals, with a target of 40% of base salary if performance goals are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: November 5, 2014	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer